Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of OAO Technology Solutions, Inc. on Form S-8 of our report dated February 11, 2002 appearing in the Annual Report on Form 10-K of OAO Technology Solutions, Inc. for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP

McLean, VA
June 27, 2002


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